EXHIBIT 5.1



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                                     February 28, 1997


Salomon Brothers Mortgage Securities VII, Inc.
Seven World Trade Center
New York, New York 10048

              Re: Salomon Brothers Mortgage Securities VII, Inc. Mortgage Pass-Through Certificates
                       Registration Statement on Form S-3
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Ladies and Gentlemen:

                  We are counsel to Salomon Brothers Mortgage Securities VII, Inc., a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage Pass-Through Certificates (the "Certificates") and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). The Certificates are issuable in series, either (i) under pooling and servicing agreements (each such agreement, a "Pooling and Servicing Agreement"), among the Registrant, a master servicer to be identified in the prospectus supplement for such series of Certificates and a trustee also to be identified in that prospectus supplement or (ii) under trust agreements (each such agreement, a "Trust Agreement"; a Pooling and Servicing Agreement or a Trust Agreement, an "Agreement"), between the Registrant and a trustee to be identified in the prospectus supplement for such series of Certificates. Each Agreement will be substantially in the form filed as an Exhibit to the Registration Statement.

                  In connection with rendering this opinion letter, we have examined the forms of the Agreements incorporated by reference in the Registration Statement, the Registration Statement and such records and other documents as we have deemed necessary. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents. We have assumed that all parties, other


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Salomon Brothers Mortgage Securities VII, Inc.
February 28, 1997                                                      Page 2.

than the Registrant, had the corporate power and authority to enter into and perform all obligations thereunder and, as to such parties, we also have assumed the enforceability of such documents.

                  In rendering this opinion letter, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the corporate laws of the State of Delaware, nor do we express any opinion, either implicitly or otherwise, on any issue not expressly addressed below. In rendering this opinion letter, we have not passed upon and do not pass upon the application of "doing business" or the securities laws of any jurisdiction. This opinion letter is further subject to the qualification that enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other laws affecting the enforcement of the rights of creditors generally (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public considerations limit the enforceability of the provisions of such agreements that purport to provide indemnification from securities law liabilities.

                  Based on the foregoing, we are of the opinion that:

                  1. When an Agreement for a series of Certificates has been duly authorized by all necessary organizational action and duly executed and delivered by the parties thereto, such Agreement will be a legal and valid obligation of the Registrant.

                  2. When an Agreement for a series of Certificates has been duly authorized by all necessary organizational action and duly executed and delivered by the parties thereto, and when the Certificates of such series have been duly executed and authenticated in accordance with the provisions of that Agreement, and issued and sold as contemplated in the Registration Statement and the prospectus and prospectus supplement delivered in connection with such issuance and sale, such Certificates will be legally and validly issued and outstanding, fully paid and non-assessable, and the holders of such Certificates will be entitled to the benefits of that Agreement.

                  3. The description of federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" in the prospectus contained in the Registration Statement, while not purporting to discuss all possible federal income tax consequences of an investment in Certificates, is accurate with respect to those tax consequences that are discussed.

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Salomon Brothers Mortgage Securities VII, Inc.
February 28, 1997                                                        Page 3.

                  We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus included in the Registration Statement under the heading "Legal Matters" and in the prospectus supplement for any series of Certificates in which our name appears under the heading "Legal Matters" and/or "Certain Federal Income Tax Consequences", without admitting that we are "experts" within the meaning of the Act, and the rules and regulations thereunder, with respect to any part of the Registration Statement, including this Exhibit.


                                       Very truly yours,

                                       /s/ Thacher Proffitt & Wood
                                       THACHER PROFFITT & WOOD

                                       By